Exhibit 32.1

CERTIFICATION OF PRESIDENT AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Kabe Exploration, Inc. (the “Company”) on Form 10-Q for the three months ending June 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Erik Ulsteen, President, Chief Financial Officer and Secretary of the Company, certifies to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1                       Such Quarterly Report on Form 10-Q for the three months ending June 30, 2012, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2                       The information contained in such Quarterly Report on Form 10-Q for the three months ending June 30, 2012, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2012
/s/ Erik Ulsteen
Erik Ulsteen
President
Chief Financial Officer
Secretary